Exhibit 99.1

LIMITED BRANDS ANNOUNCES $250 MILLION
SHARE REPURCHASE PROGRAM

Columbus, Ohio, October 10, 2008 — As part of its ongoing commitment to return value to shareholders, Limited Brands (NYSE: LTD) announced today that its Board of Directors has authorized a $250 million share repurchase.  Repurchases will be made at the times, in the amounts and in the manner that the Company believes appropriate.  Over the past 5 years, Limited Brands has returned nearly $7 billion to shareholders through dividends and share repurchases.

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria’s Secret, Pink, Bath & Body Works, C.O. Bigelow, La Senza, White Barn Candle Co. and Henri Bendel, presently operates 3,010 specialty stores.  The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

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For further information, please contact:

Limited Brands:

Investor Relations
Amie Preston
(614) 415-6704
apreston@limitedbrands.com

Media Relations
Tammy Roberts Myers
(614)  415-7072
extcomm@limitedbrands.com